                                SCHEDULE 14A
                               (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          Moldflow Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778

                                                                October 20, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Moldflow Corporation (the "Annual Meeting") to be held on Tuesday, December 12, 2000, at 10:00 am local time, at the Company's headquarters at 430 Boston Post Road, Wayland, MA 01778.

    The Annual Meeting has been called for the purpose of (i) electing three Class I Directors for three-year terms and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on October 13, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT EASTERN TIME ON DECEMBER 11, 2000. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

                                          Sincerely,

                                          /s/ MARC J.L. DULUDE

                                          Marc J.L. Dulude

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                               WAYLAND, MA 01778
                                 (508) 358-5848

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, DECEMBER 12, 2000

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Moldflow Corporation (the "Company") will be held on Tuesday, December 12, 2000, at 10:00 am local time, at the Company's headquarters at 430 Boston Post Road, Wayland, Massachusetts 01778 (the "Annual Meeting"), for the purpose of considering and voting upon:

    1.  The election of three Class I Directors for three-year terms; and

    2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on October 13, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors,

                                          /s/ SUZANNE E. ROGERS

                                          Suzanne E. Rogers

                                          SECRETARY, VICE PRESIDENT OF FINANCE
                                          AND
                                          ADMINISTRATION, CHIEF FINANCIAL
                                          OFFICER
                                          AND TREASURER

Wayland, MA
October 20, 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT EASTERN TIME ON DECEMBER 11, 2000. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

                              MOLDFLOW CORPORATION
                              430 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778
                                 (508) 358-5848

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, DECEMBER 12, 2000

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Moldflow Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 12, 2000 at 10:00 a.m. local time, at the Company's headquarters at 430 Boston Post Road, Wayland, Massachusetts 01778, and any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of three Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2003 and until such Directors' successors are duly elected and qualified;

    2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

    The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about October 20, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on October 13, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 9,292,444 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 96 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

    The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

    The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of each nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Director nominees and, therefore, will not have an effect on the election of the Director nominees.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR ON THE INTERNET IN ACCORDANCE WITH THE PROCEDURES ON THE PROXY CARD. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS. THE TELEPHONE AND INTERNET VOTING PROCEDURES ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. COUNSEL HAS ADVISED THE COMPANY THAT THE INTERNET VOTING PROCEDURES MADE AVAILABLE ARE CONSISTENT WITH THE REQUIREMENTS OF APPLICABLE LAW. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

    Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

    The Annual Report of the Company, including consolidated financial statements for the fiscal year ended June 30, 2000 ("Fiscal 2000"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of seven members and is divided into three classes, with three Directors in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

    At the Annual Meeting, three Class I Directors will be elected to serve until the annual meeting of stockholders in 2003. The Board of Directors has nominated Robert P. Schechter, A. Roland Thomas and Charles D. Yie for re-election as the Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Schechter, Thomas and Yie as Directors. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if the persons nominated by the Board of Directors fail to stand for election or are unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of each nominee as a Director of the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

    The Board of Directors of the Company held seven (7) meetings during Fiscal 2000. During Fiscal 2000, each of the incumbent Directors then serving as a Director attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual and quarterly operating results prior to issuance of financial statements, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 2000 Stock Option and Incentive Plan (the "2000 Stock Plan") and takes such other action as may be required in connection with the Company's compensation and incentive plans. Stockholders of the Company seeking to nominate candidates as Directors at an annual meeting of stockholders must satisfy the timing and informational requirements set forth in the Company's by-laws as described under "Submission of Stockholder Proposals for 2001 Annual Meeting" below. The Audit Committee currently consists of Messrs. Schechter, Beale and Brooks and held two
(2) meetings during Fiscal 2000. The Compensation Committee currently consists of Messrs. Beale, Schechter and Yie and held four (4) meetings during Fiscal 2000.

    Non-employee Directors (the "Independent Directors") receive a quarterly fee of $2,000 plus a fee of $250 for each meeting of a committee of the Board of Directors that they attend in person or by telephone conference. In addition, all Directors are reimbursed for travel and other expenses incurred in attending meetings in person.

    Non-employee Directors are also eligible to participate in the 2000 Stock Plan. The 2000 Stock Plan contains a formula under which each non-employee Director will receive an option to acquire 10,000 shares of common stock upon initial election to the board. Non-employee Directors will also receive an option to acquire an additional 10,000 shares of common stock following the 2002 annual meeting of stockholders and at every second annual meeting of stockholders thereafter. Mr. Schechter received an option to acquire 10,000 shares upon his election to the Board of Directors in January 2000 and Messrs. Beale, Brooks and Yie and Dr. Charpie each acquired an option to purchase 10,000 shares upon the consummation of the Company's initial public offering.

    Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for the election at the Annual Meeting, based on information furnished by them to the Company.

                                                                         DIRECTOR
NAME                                                            AGE       SINCE
----                                                          --------   --------
CLASS I TERM EXPIRES 2000

Robert P. Schechter*(1)(2)..................................  52           2000
A. Roland Thomas*...........................................  41           1997
Charles D. Yie*(1)..........................................  42           1997

CLASS II TERM EXPIRES 2001

Julian H. Beale(1)(2).......................................  66           1997
Marc J. L. Dulude...........................................  40           1997

CLASS III TERM EXPIRES 2002

Roger Brooks(2).............................................  55           1998
Richard A. Charpie, Ph.D....................................  48           1997

------------------------

* Nominee for re-election.

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

    JULIAN H. BEALE has served as a Director of the Company or its predecessors since September 1996. Mr. Beale is a private investor and a principal of JTC Investment Management Pty. Ltd. Mr. Beale served as a member of Australia's federal Parliament from 1984 to 1996.

    ROGER BROOKS has served as a Director of the Company since October 1998.
Mr. Brooks has served as the President and Chief Executive Officer and a director of Intelligent Controls, Inc., an electronics and software manufacturer serving the energy industry, since May 1998. Previously, Mr. Brooks served as President and Chief Executive Officer and a director of Dynisco Inc., an instrumentation and equipment company serving the plastics industry, from 1984 through 1996.

    RICHARD A. CHARPIE, PH.D. has served as a Director of the Company or its predecessors since December 1995. Dr. Charpie joined Ampersand Ventures' predecessor in 1980 and led its activities beginning in 1983. The Managing General Partner of all of Ampersand's active partnerships, he founded the firm in 1988 and structured its spinoff from PaineWebber. Dr. Charpie has served as a director of more than thirty-five public and private companies and currently serves as a director of TriPath Imaging, Inc., a medical products company,
V. I. Technologies, Inc., a developer of blood products and systems, and various privately-held companies. Dr. Charpie holds an M.S. degree in Physics and a Ph.D. in Applied Economics and Finance from the Massachusetts Institute of Technology.

    MARC J. L. DULUDE has served as the Company's President and Chief Executive Officer and as a Director of the Company or its predecessors since May 1996. Prior to joining the Company, Mr. Dulude served in various positions with and most recently as the Senior Vice President of Marketing of Parametric Technology Corporation, a computer-aided design software company, from 1991 to May 1996, and in various positions with the Bell-Northern Research division of Northern Telecom, a telecommunications company, from 1987 to 1991. Mr. Dulude holds Bachelor and Master of Mechanical Engineering degrees from Carleton University in Canada.

    ROBERT P. SCHECHTER has served as a Director of the Company since January 2000. Mr. Schechter has served as President and Chief Executive Officer of Natural MicroSystems, a telecommunications enabling technology company, since April 1995 and its chairman since March 1996. Prior to joining Natural MicroSystems, Mr. Schechter served in various positions with and most recently as the Senior Vice President of the International Business Group of Lotus Development Corporation, a software company, from 1987 to March 1994.
Mr. Schechter also serves as a director of Infinium Software, Inc., an application software company.

    A. ROLAND THOMAS has served as a Director of the Company or its predecessors since November 1989, the Company's Vice President of Research and Development since January 1997 and has served in various other positions with the Company since 1982. Mr. Thomas holds a Bachelor of Mechanical Engineering degree from the Royal Melbourne Institute of Technology.

    CHARLES D. YIE has served as the Chairman of the Board of Directors of the Company or its predecessors since August 1996 and as a Director since December 1995. He joined Ampersand's predecessor in 1985 and serves as a General Partner of all Ampersand's active partnerships. Mr. Yie has served as a director of more than twelve public and private companies and currently serves as a director of Intelligent Controls, Inc., an electronics and software manufacturer serving the energy industry, and various privately-held companies. Mr. Yie holds a B.S. in Electrical Engineering and an M.S. in Management from the Massachusetts Institute of Technology.

                               EXECUTIVE OFFICERS

    The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below (unless previously set forth above).

NAME                          AGE                              POSITION
----                        --------   ---------------------------------------------------------
Marc J. L. Dulude.........   40        President and Chief Executive Officer
Suzanne E. Rogers.........   43        Vice President of Finance and Administration, Chief
                                       Financial Officer, Treasurer and Secretary
A. Roland Thomas..........   41        Vice President of Research and Development
Richard M. Underwood......   46        Vice President of Sales
Kenneth R. Welch..........   43        Vice President of Marketing

    SUZANNE E. ROGERS has served as the Company's Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary since September 1996. Before joining the Company, Ms. Rogers served as the Vice President of Finance and Chief Financial Officer from November 1994 to September 1996 and as the Controller from May 1993 to November 1994 of Scitex America Corp., a subsidiary of Scitex Corporation Ltd., a graphic arts systems manufacturer.
Ms. Rogers is a certified public accountant.

    RICHARD M. UNDERWOOD has served as the Company's Vice President of Sales since October 1997. Prior to joining the Company, Mr. Underwood served in various positions with and most recently as the Vice President of Sales Operations of Parametric Technology Corporation from 1990 to October 1997.

    KENNETH R. WELCH has served as the Company's Vice President of Marketing since November 1996. Prior to joining the Company, Mr. Welch served as the Director of AutoCAD Product Marketing for Autodesk, Inc., a computer-aided design software company, from September 1995 to November 1996 and Vice President of Sales and Marketing of Visual Kinematics, an original equipment manufacturer of software tools, from June 1994 to September 1995. Mr. Welch holds Bachelor and Master of Science degrees in Civil Engineering from the University of California at Davis.

    Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                             EXECUTIVE COMPENSATION

    The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during fiscal years 1999 and 2000 to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 2000 (the "Named Executive Officers").

SUMMARY COMPENSATION

    SUMMARY COMPENSATION. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of fiscal 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                   ANNUAL COMPENSATION              ----------------
                                        -----------------------------------------      SECURITIES
                                                                   OTHER ANNUAL        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (SHARES)   COMPENSATION ($)
---------------------------  --------   ----------   ---------   ----------------   ----------------   ----------------
Marc J. L. Dulude .........    2000       215,000     128,000              --                 --            26,933(1)
  President and Chief          1999       215,000      35,000              --            131,250            25,563(1)
  Executive Officer

Suzanne E. Rogers .........    2000       133,000      83,000              --              2,083            10,000(2)
  Vice President of Finance    1999       133,000      20,000              --             35,417            10,400(2)
  and Administration, Chief
  Financial Officer and
  Treasurer

Richard M. Underwood ......    2000       120,000          --         113,000(3)          13,334            11,170(2)
  Vice President of Sales      1999       120,000          --          97,000(3)          22,917            17,321(2)

A. Roland Thomas ..........    2000        93,696      62,000              --                 --            20,105(4)
  Vice President of            1999        96,880      19,407              --             25,000            22,150(4)
  Research and Development

Kenneth R. Welch ..........    2000       133,000      69,000                                 --            10,000(2)
  Vice President of            1999       133,000      17,500                             33,333            10,400(2)
  Marketing

--------------------------

(1) Includes $12,000 car allowance in each fiscal year, $10,500 and $10,175, respectively, in fiscal 1999, and 2000, in contributions by the Company to Mr. Dulude's 401(k) account and $4,063 and $4,758, respectively, in fiscal 1999 and 2000, for life and disability insurance purchased for Mr. Dulude's benefit.

(2) Contributions by the Company to the executive officer's 401(k) account.

(3) Constitutes sales commissions.

(4) Includes $9,057 and $7,445, respectively, in fiscal 1999 and 2000, in contributions to the executive officer's retirement plan account and $13,093 and $12,660, respectively, in fiscal 1999 and 2000, as a car allowance.

    OPTION GRANTS. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Named Executive Officers of the Company who received such grants during Fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                  ----------------------------------------------------      VALUE AT ASSUMED
                                  NUMBER OF       PERCENT                                        ANNUAL
                                  SECURITIES      OF TOTAL                                RATES OF STOCK PRICE
                                  UNDERLYING      OPTIONS       EXERCISE                    APPRECIATION FOR
                                   OPTIONS       GRANTED TO      OR BASE                     OPTION TERM(3)
                                   GRANTED      EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------
NAME                                (#)(1)     FISCAL YEAR(2)    ($/SH)        DATE       5% ($)        10% ($)
----                              ----------   --------------   ---------   ----------   --------       --------
Suzanne E. Rogers...............  2,083               0.64%       13.01       2/10/08     12,908         30,946

Richard Underwood...............  4,167               1.28%        8.40      10/18/07     16,712         40,029
                                   4,167              1.28%       10.80       1/20/08     21,489         51,466
                                   5,000              1.54%       15.94       4/25/08     38,048         91,133

------------------------

(1) The options set forth above become exercisable as to 25% of the total on the first anniversary of the grant date and in equal quarterly installments thereafter. All options are subject to the employee's continued employment and terminate eight years after the grant date. In addition, these options vest upon any change of control of Moldflow as defined in the options. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

(2) Based on an aggregate of 324,738 options granted to employees in fiscal
    2000.

(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 8-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

    OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at June 30, 2000. No Named Executive Officer of the Company exercised any options to purchase Common Stock during Fiscal 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                AT JUNE 30, 2000 (#)(1)            AT JUNE 30, 2000 ($)(1)(2)
                                             ------------------------------      ------------------------------
NAME                                         EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                                         -----------      -------------      -----------      -------------
Marc J.L. Dulude...........................    35,938            95,313             404,633          1,020,554

Suzanne E. Rogers..........................    10,808            26,692             134,178            288,272

Richard Underwood..........................     6,250            30,000              72,240            240,878

A. Roland Thomas...........................    33,834            35,659             500,275            458,661

Kenneth Welch..............................     9,895            23,438             120,056            263,539

------------------------

(1) The options set forth above become exercisable as to 25% of the total on the first anniversary of the grant date and vest quarterly thereafter. All options are subject to the employee's continued employment and terminate eight years after the grant date. These options also vest in full upon any change of control of Moldflow, as defined in the options. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of grant.

(2) Based on the last reported sale price on the Nasdaq National Market on June 30, 2000 ($16.1875 per share) less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of bonus pay, and stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside Directors. The composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time.

    COMPENSATION PHILOSOPHY. The objective of the Company's Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company's short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock and option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group of public companies of similar size as well as the Company's performance as measured against its own financial objectives, and the long term creation of shareholder value. Base compensation is set to be competitive with the peer group and the regional economy for public companies of similar size, taking into account historical levels and past performance of the executive. The Compensation Committee establishes the base salary of the Chief Executive Officer and reviews his recommendations with respect to the other senior executives. The cash bonus portion of each executive's compensation is determined based upon the achievement of financial goals and other strategic accomplishments during the fiscal year. For the 2000 fiscal year, the Company's financial objectives were based on the achievement of an established operating profit goal.

    The Compensation Committee believes that the equity ownership position of the Chief Executive Officer and the other members of the senior executives is a significant factor in aligning the long term interests of management and the stockholders. In 1998 each executive purchased restricted stock from the Company which is subject to repurchase rights should the executive leave the Company. These repurchase rights lapse on varying schedules through October 2002, and will lapse immediately if the Company terminates the employment of the executive without cause or if the Company experiences a change in control. In recognition of the fact that the majority of the restricted shares held by the Chief Executive Officer and the other executives were no longer subject to the repurchase right, in fiscal 1999 the Company awarded each executive additional stock options. Stock options granted to executives generally vest 25% on the first anniversary of the date of grant and in equal quarterly installments thereafter. In light of the grant given in fiscal 1999, the Company did not award stock options to the Chief Executive Officer during fiscal 2000, and made smaller awards to other executives based on achievement of individual goals.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In determining compensation for Fiscal 2000, the Compensation Committee reviewed information regarding the compensation paid to the Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for the year. Mr. Dulude's base salary for fiscal 2000 was set at $215,000, which was the same as his base salary for fiscal 1999. Mr. Dulude received a bonus for fiscal 2000 of $128,000 in recognition of the successful initial public offering of the Company, the achievement of the established internal financial goals, the additional growth resulting from the acquisition of a competitor and the increased overall profitability of the Company during the 2000 fiscal year.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

                                          COMPENSATION COMMITTEE
                                          Julian H. Beale
                                          Charles D. Yie
                                          Robert Schechter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All executive officer compensation decisions are made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management of the Company, including salaries and bonuses. The current members of the Compensation Committee are Messrs. Beale, Schechter and Yie, none of which is an employee of the Company.

SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Index for the period commencing March 28, 2000, and ending June 30, 2000. The calculation of total cumulative return assumes a $10,000 investment in the Company's Common Stock, the Nasdaq National Market Composite Index and the Nasdaq Computer and Data Processing Index on March 28, 2000, the date of the Company's initial public offering, and the reinvestment of all dividends.

                 COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*

                          AMONG MOLDFLOW CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   3/28/2000    3/00      4/00      5/00      6/00
MOLDFLOW CORPORATION                10000.00  13029.00  14230.77  11538.46  12452.31
NASDAQ STOCK MARKET (U.S.)          10000.00   9471.00   7964.00   7003.00   8233.00
NASDAQ COMPUTER & DATA PROCESSING   10000.00   9118.00   6990.00   6142.00   7458.00

          *$10,000 invested on 3/28/00 in stock or index--
          Including reinvestment of dividends.
          Fiscal year ending June 30.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into employment agreements with each of Messrs. Dulude, Thomas, Underwood and Welch and Ms. Rogers. Each agreement is for a period of one year, and will be automatically extended for one additional year on the anniversary date unless either party has given notice that it does not wish to extend the agreement. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive. The agreements require our executive officers to refrain from competing with the Company and from soliciting our employees for a period of twelve months following termination for any reason. Each agreement also provides for certain payments and benefits for an executive officer should his or her employment with us be terminated because of death or disability, by the executive for good reason or by the Company without cause, as further defined in the agreements. In general, in the case of a termination by the executive officer for good reason, or by the Company without cause, the executive officer will receive up to one year of salary, an extension of benefits for one year and an acceleration of vesting for stock options and restricted stock which otherwise would vest during the next twelve months. Upon a change of control, as defined in the agreements, the executive officer is eligible for payment of a minimum of six months and up to one year of salary, an extension of benefits for one year and an acceleration of vesting for all outstanding stock options and restricted stock. Mr. Dulude's agreement also includes certain provisions requiring the Company to increase the payments to him following a change in control in the event that amounts paid to him would subject him to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986.

    In July 1998, Messrs. Dulude, Underwood and Welch and Ms. Rogers purchased from the Company a total of 551,287 shares of common stock at a price of $0.36 per share. Each of these executive officers paid for the shares by delivering to the Company a promissory note, which bears interest at a rate of 5.77% per year. Principal and interest on the notes become payable in full on June 30, 2003, but may be prepaid at any time. Each of these executive officers also entered into a stock restriction agreement with the Company. Pursuant to these agreements, the Company has the right, but not the obligation, to repurchase a portion of these shares at the initial purchase price per share upon the termination for any reason of the employment of the respective executive officer. The repurchase rights with respect to these shares lapse on varying schedules through October 2002 so long as the executive officer who purchased the shares remains an employee of the Company. The repurchase right with respect to a portion of these shares will also lapse if the Company terminates the employment of the executive officer without cause as defined in his or her employment agreement or if employment terminates due to his or her death or disability. The repurchase right will lapse in its entirety in the event Moldflow experiences a change in control as defined in the executive officers' employment agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOAN TO EXECUTIVE OFFICER AND DIRECTOR

    In July 1999, Mr. Thomas borrowed approximately $129,000 from our subsidiary, Moldflow International, pursuant to a promissory note. This promissory note is not interest bearing and was repaid in full on July 1, 2000. The amounts due under this promissory note were completely offset by amounts paid to Mr. Thomas on July 1, 2000 pursuant to the terms of a deferred compensation arrangement between Moldflow and Mr. Thomas.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc.
Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2000, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table represents certain information about persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company's Common Stock as of September 1, 2000.

                                                        SHARES BENEFICIALLY OWNED
                                                       ---------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER         PERCENT(1)
------------------------------------                   ----------       ----------
Ampersand Ventures ..................................  4,039,060           43.5
  55 William Street, Suite 240
  Wellesley, MA 02481(2)

JTC Investment Management Pty. Ltd. .................    548,450            5.9
  20th Floor, 459 Collins Street
  Melbourne VIC 3000, Australia(3)

FMR Corp. ...........................................    513,600            5.5
  82 Devonshire Street
  Boston, MA 02109(4)

TCW Asset Management Company ........................    508,500            5.4
  865 South Figueroa Street, Suite 1800
  Los Angeles, CA 90017(4)

------------------------

(1) Based on 9,288,992 shares outstanding on September 1, 2000.

(2) Consists of 1,482,131 shares held by Ampersand Specialty Materials and Chemicals II Limited Partnership, 2,516,019 shares held by Ampersand Specialty Materials and Chemicals III Limited Partnership and 40,910 shares held by Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership. Ampersand Specialty Materials and Chemicals II Limited Partnership, Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership are referred to collectively herein as Ampersand Ventures. ASMC-II MCLP LLP is the general partner of ASMC-II Management Company Limited Partnership, which is the general partner of Ampersand Specialty Materials and Chemicals II Limited Partnership, which exercises sole voting and investment power with respect to all of the shares held of record by Ampersand Specialty Materials and Chemicals II Limited Partnership. ASMC-III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which is the general partner of Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, which exercises sole voting and investment power with respect to all of the shares held of record by Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership. Dr. Charpie, a director of Moldflow, is the Managing General Partner of both ASMC-II MCLP LLP and ASMC-III MCLP LLP and Mr. Yie, a director of Moldflow, is a General Partner of both ASMC-II MCLP LLP and ASMC-III MCLP LLP. Dr. Charpie and Mr. Yie disclaim any beneficial ownership of the shares held by Ampersand Ventures, except to the extent of their respective pecuniary interests therein.

(3) Mr. Beale, a director of Moldflow, may be considered the beneficial owner of these shares based on his voting and investment power with respect to the parent company of JTC Investment Management Pty. Ltd.

(4) Based on information contained in each shareholder's publicly available filings on Form 13f.

    SECURITY OWNERSHIP OF MANAGEMENT

    The following table represents certain information as to each Director and Named Executive Officer of the Company as of September 1, 2000, based on representations to the Company by each Director and Named Executive Officer with respect to such person's beneficial ownership. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable. The address of the listed stockholders is c/o Moldflow Corporation, 430 Boston Post Road, Wayland, MA 01778. The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 1, 2000 through the exercise of any warrant, stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

                                                        SHARES BENEFICIALLY OWNED
                                                       ---------------------------
NAME OF BENEFICIAL OWNER                                 NUMBER         PERCENT(1)
------------------------                               ----------       ----------
Richard A. Charpie(2)................................  4,039,060           43.5

Charles D. Yie(3)....................................  4,039,060           43.5

Julian H. Beale(4)...................................    548,450            5.9

Marc J.L. Dulude(5)..................................    441,043            4.7

A. Roland Thomas(6)..................................    196,402            2.1

Richard M. Underwood(7)..............................     67,786           *

Suzanne E. Rogers(8).................................     63,242           *

Kenneth R. Welch(9)..................................     60,340           *

Roger Brooks(10).....................................      3,124           *

Robert P. Schechter..................................         --           *
                                                       ---------           ----

All executive officers and directors as a group
  (10 persons)(11)...................................  5,419,447           57.6

------------------------

*  Less than 1%.

 (1) Based on 9,288,992 shares outstanding on September 1, 2000.

 (2) Consists solely of the shares described in note (2) of the table listed above under "Security Ownership of Certain Beneficial Owners", of which Dr. Charpie may be considered the beneficial owner. Dr. Charpie disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

 (3) Consists solely of the shares described in note (2) of the table listed above under "Security Ownership of Certain Beneficial Owners", of which Mr. Yie may be considered the beneficial owner. Mr. Yie disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

 (4) Consists solely of the shares described in note (3) of the table listed above under "Security Ownership of Certain Beneficial Owners", of which Mr. Beale may be considered the beneficial owner. Mr. Beale disclaims beneficial ownership of 119,529 of such shares.

 (5) Includes 44,141 shares that may be acquired within 60 days of September 1, 2000.

 (6) Includes 158,457 shares held by Thomas Investments Australia Pty. Ltd., of which Mr. Thomas is the beneficial owner. Also includes 37,945 shares that may be acquired within 60 days of September 1, 2000.

 (7) Includes 8,984 shares that may be acquired within 60 days of September 1, 2000.

 (8) Includes 13,020 shares that may be acquired within 60 days of September 1, 2000.

 (9) Includes 11,978 shares that may be acquired within 60 days of September 1, 2000.

(10) Includes 1,562 shares that may be acquired within 60 days of September 1, 2000.

(11) Includes 117,630 shares that may be acquired within 60 days of September 1, 2000.

                                  MARKET VALUE

    On June 30, 2000, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $16.1875.

                            EXPENSES OF SOLICITATION

    The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholder proposals intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company on or before September 28, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Secretary, Moldflow Corporation, 430 Boston Post Road, Wayland, Massachusetts 01778.

    The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company's Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than
(i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

    The Company has selected PricewaterhouseCoopers LLP as the independent accountants for the Company for the fiscal year ending June 30, 2001. The firm of PricewaterhouseCoopers LLP has served as the independent accountants to the Company or its predecessors since 1996. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY IN ONE OF THE FOLLOWING WAYS: (1) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE ENCLOSED PROXY CARD; (2) GO TO THE WEBSITE ADDRESS SHOWN ON THE PROXY CARD AND VOTE OVER THE INTERNET; OR (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. VOTES SUBMITTED VIA THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 12:00 MIDNIGHT EASTERN TIME ON DECEMBER 11, 2000. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

                                 DETACH HERE

                                    PROXY

                             MOLDFLOW CORPORATION

                             430 BOSTON POST ROAD
                         WAYLAND, MASSACHUSETTS 01778

               PROXY FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                              DECEMBER 12, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             MOLDFLOW CORPORATION

The undersigned acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 20, 2000, and hereby constitutes and appoints Suzanne E. Rogers and Marc J.L. Dulude (the "Proxies") and each of them, as Proxies of the undersigned, each with the power to appoint his substitute and to act alone, and authorizes each of them acting singly, to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Moldflow Corporation, held of record by the undersigned on October 13, 2000, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, December 12, 2000 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

-----------                                                        -----------
SEE REVERSE      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR      SEE REVERSE
   SIDE           PROPOSAL 1 APPEARING ON THE REVERSE SIDE            SIDE
-----------                        HEREOF                          -----------

------------------
VOTE BY TELEPHONE
------------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER
    1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS.
------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


------------------
VOTE BY INTERNET
------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2.  GO TO THE WEBSITE
    http://www.eproxyvote.com/mflo

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE INSTRUCTIONS PROVIDED.
------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/mflo anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                 DETACH HERE

/x/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1.  Election of Directors                     In their discretion, the
    Nominees: (01) Robert P. Schechter,       Proxies are each authorized to
    (02) A. Roland Thomas and                 vote upon such other business as
    (03) Charles D. Yie                       may properly come before the
                                              Annual Meeting and any
    FOR       WITHHELD                        adjournments or postponements
    / /         / /                           thereof.

/ /
    --------------------------------------
    For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON OF THE STOCKHOLDERS' CORPORATION OR PARTNERSHIP, STATING HIS OR HER TITLE OR AUTHORITY.